UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2021, Myomo, Inc., a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, up to $15,000,000 of shares of Company’s common stock, $0.0001 par value per share (the “Common Stock”). Under the Sales Agreement, the Agent is entitled to be compensated in an amount of 3.0% of the gross proceeds from sales of the Common Stock.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the Common Stock that may be issued and sold pursuant to the Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

A copy of the Sales Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 1.02.	Termination of Material Definitive Agreement.

Effective June 25, 2021, the Company terminated its prior At Market Issuance Sales Agreement, dated as of July 2, 2018, between the Company and B. Riley FBR, Inc., that provided for a similar at-the-market facility as the Sales Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Sales Agreement, dated June 25, 2021, between the Company and A.G.P./Alliance Global Partners.

5.1	Opinion of Goodwin Procter LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: June 25, 2021	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer